Exhibit No. 21

SUBSIDIARIES OF THE REGISTRANT
Effective as of March 25, 1999

           Name                                      Jurisdiction
           ----                                      ------------

American Biltrite (Canada) Ltd.                        Canada
    200 Bank Street
Sherbrooke, Quebec  JIH 4K3

    also doing business in Canada
    as Produits American Biltrite Ltee

American Biltrite Far East, Inc.                       Delaware
    57 River Street
Wellesley Hills, Massachusetts 02481

American Biltrite Sales Corporation                    Virgin Islands
    57 River Street
Wellesley Hills, Massachusetts 02481

Majestic Jewelry, Inc.                                 Delaware
    57 River Street
Wellesley Hills, Massachusetts 02481

Ocean State Jewelry, Inc.                              Rhode Island
    57 River Street
Wellesley Hills, Massachusetts 02481

Aimpar, Inc.                                           New York
    57 River Street
Wellesley Hills, Massachusetts 02481

ABTRE, Inc.                                            Tennessee
    57 River Street
Wellesley Hills, Massachusetts 02481

Ideal Tape Co., Inc.                                   Delaware
    1400 Middlesex Street
Lowell, Massachusetts  01851

American Biltrite Intellectual Properties, Inc.        Delaware
    103 Foulk Road   Suite 200
Wilmington, Delaware 19803

K & M Trading (H.K.) Limited                           Hong Kong
    1001 Hutchison House
    10 Harcourt Road
Hong Kong

Congoleum Corporation                                  Delaware
    3705 Quakerbridge Road
Mercerville, New Jersey  08619

ABItalia, Inc.                                         Delaware
    57 River Street
Wellesley Hills, Massachusetts 02481


                                       73